Exhibit 99.1

Popular, Inc. Announces Third Quarter Financial Results

  Reports net income of $85.6 million for the quarter
  Adjusted net income of $93.4 million, compared to an adjusted net income of $90.1 million for the previous quarter
  Net interest margin of 4.39% in Q3 2015 vs. 4.54% in Q2 2015
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) increased by $58.9 million from Q2 2015; NPLs to loans ratio at 2.8% vs. 2.6% in Q2 2015;
    Net charge-offs (NCOs) were 0.83% of average loans held-in-portfolio vs. 0.89% in Q2 2015; NCOs amounted to $46.3 million, relatively flat quarter over quarter;
    Allowance for loan losses of $536.0 million vs. $512.7 million in Q2 2015; Allowance for loan losses to loans held-in-portfolio at 2.38% vs. 2.29% in Q2 2015;
    Allowance for loan losses to NPLs at 84.4% vs. 89.0% in Q2 2015.
  Common Equity Tier 1 ratio of 16.18% and Tangible Book Value per Share of $42.71 at September 30, 2015

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--October 23, 2015--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $85.6 million and adjusted net income of $93.4 million for the quarter ended September 30, 2015, compared to net income of $597.5 million and an adjusted net income of $90.1 million for the quarter ended June 30, 2015.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: "We are pleased to report that the Corporation was once again able to produce strong results for the quarter, notwithstanding the increasingly challenging fiscal and economic situation in Puerto Rico. Additionally, the reinstatement of a quarterly cash dividend was an important milestone achieved this quarter."

Significant Events

During the quarter ended September 30, 2015, the Corporation:

  Reinstated the quarterly cash dividend on its outstanding common stock. A cash dividend of $0.15 per share was paid on October 7, 2015 to shareholders of record at the close of business on September 29, 2015. This represents a quarterly payout of approximately $15.5 million.
  Acquired mortgage servicing rights for a portfolio previously serviced by Doral Bank, with approximately $873 million in unpaid principal balance, in connection with a pre-existing backup servicing agreement. As a result, the fair value of the Corporation’s mortgage servicing rights reflected an increase of approximately $4.4 million during the quarter. The Corporation also purchased the servicing advances related to this portfolio from the FDIC, as receiver of Doral Bank, for a price of $46.6 million.
  Completed the information systems conversion and integration related to the assets and liabilities acquired in the Doral Bank FDIC-assisted transaction (the “Doral Transaction”). The costs associated with this conversion amounted to approximately $3.7 million for the quarter.

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-15	30-Jun-15	30-Sep-14	30-Sep-15	30-Sep-14
Net interest income	$350,735	$362,553	$326,421	$1,056,483	$618,211
Provision for loan losses	69,568	60,468	68,166	159,747	172,362
Provision (reversal) for loan losses - covered loans	(2,890)	15,766	12,463	23,200	49,781
Net interest income after provision for loan losses	284,057	286,319	245,792	873,536	396,068
FDIC loss-share income (expense)	1,207	19,075	(4,864)	24,421	(84,331)
Other non-interest income	129,902	121,684	129,194	362,682	367,482
Operating expenses	306,897	363,174	310,640	982,412	863,678
Income (loss) from continuing operations before income tax	108,269	63,904	59,482	278,227	(184,459)
Income tax expense (benefit)	22,620	(533,533)	26,667	(478,344)	45,807
Income (loss) from continuing operations	85,649	597,437	32,815	756,571	(230,266)
(Loss) income from discontinued operations, net of tax	(9)	15	29,758	1,347	(132,066)
Net income (loss)	$85,640	$597,452	$62,573	$757,918	$(362,332)
Net income (loss) applicable to common stock	$84,709	$596,521	$61,643	$755,126	$(365,124)
Net income (loss) per common share from continuing operations - Basic	$0.82	$5.80	$0.31	$7.33	$(2.27)
Net income (loss) per common share from continuing operations - Diluted	$0.82	$5.79	$0.31	$7.31	$(2.27)
Net income (loss) per common share from discontinued operations - Basic	$-	$-	$0.29	$0.01	$(1.28)
Net income (loss) per common share from discontinued operations - Diluted	$-	$-	$0.29	$0.01	$(1.28)
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

The following tables reflect the results of operations for the third and second quarters of 2015, with adjustments to exclude the impact of certain events.

	Quarter ended
(Unaudited)	30-Sep-15
(In thousands)	Actual Results (US GAAP)	BPNA Reorganization [2]	Doral Transaction [3]	MSR’s Acquired [4]	Impairment of Loans Under Proposed Portfolio Sale [5]	Adjusted Results (Non-GAAP)
Net interest income	$350,735	$-	$-	$-	$-	$350,735
Provision for loan losses – non-covered loans	69,568	-	-	-	10,126	59,442
Provision (reversal) for loan losses – covered loans [1]	(2,890)	-	-	-	-	(2,890)
Net interest income after provision for loan losses	284,057	-	-	-	(10,126)	294,183
Mortgage banking activities	24,195	-	844	4,378	-	18,973
FDIC loss- share income	1,207	-	-	-	-	1,207
Other non-interest income	105,707	-	(10)	-	-	105,717
Total non-interest income	131,109	-	834	4,378	-	125,897
Personnel costs	120,863	-	806	-	-	120,057
Net occupancy expenses	21,277	-	1,151	-	-	20,126
Equipment expenses	14,739	-	-	-	-	14,739
Professional fees	77,154	-	3,599	-	-	73,555
Communications	6,058	-	-	-	-	6,058
Business promotion	12,325	-	100	-	-	12,225
Other real estate owned (OREO) expenses	7,686	-	-	-	-	7,686
Restructuring costs	481	481	-	-	-	-
Other operating expenses	46,314	-	-	-	-	46,314
Total operating expenses	306,897	481	5,656	-	-	300,760
Income from continuing operations before income tax	108,269	(481)	(4,822)	4,378	(10,126)	119,320
Income tax (benefit) expense	22,620	-	(1,050)	1,707	(3,949)	25,912
Income from continuing operations	$85,649	$(481)	$(3,772)	$2,671	$(6,177)	$93,408
Loss from discontinued operations, net of tax	$(9)	$(9)	$-	$-	$-	$-
Net income	$85,640	$(490)	$(3,772)	$2,671	$(6,177)	$93,408
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.
[2] Represents restructuring charges associated with the reorganization of BPNA.
[3] Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $0.8 million, building rent expense of Doral Bank’s administrative offices for $1.2 million and professional fees and business promotion expenses directly associated with the Doral Transaction and systems conversion for $3.7 million.
[4] Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which the Corporation acted as a backup servicer, under a pre-existing contract.
[5] Represents impairment based on the estimated fair value of loans acquired from Westernbank, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

	Quarter ended
(Unaudited)	30-Jun-15
(In thousands)	Actual Results (US GAAP)	BPNA Reorganization [2]	Doral Transaction [3]	OTTI [4]	Reversal DTA - BPNA [5]	Loss on Bulk Sale of Covered OREOs [6]	Adjustment to FDIC Indemnification Asset [7]	Adjusted Results (Non-GAAP)
Net interest income	$362,553	$-	$-	$-	$-	$-	$-	$362,553
Provision for loan losses	60,468	-	-	-	-	-	-	60,468
Provision for loan losses – covered loans [1]	15,766	-	-	-	-	-	-	15,766
Net interest income after provision for loan losses	286,319	-	-	-	-	-	-	286,319
Mortgage banking activities	21,325	-	-	-	-	-	-	21,325
Other-than-temporary impairment losses on investment securities	(14,445)	-	-	(14,445)	-	-	-	-
FDIC loss-share income	19,075	-	-	-	-	17,566	(10,887)	12,396
Other non-interest income	114,804	-	961	-	-	-	-	113,843
Total non-interest income	140,759	-	961	(14,445)	-	17,566	(10,887)	147,564
Personnel costs	120,977	-	3,865	-	-	-	-	117,112
Net occupancy expenses	23,286	-	2,309	-	-	-	-	20,977
Equipment expenses	15,925	-	725	-	-	-	-	15,200
Professional fees	78,449	-	4,885	-	-	-	-	73,564
Communications	6,153	-	70	-	-	-	-	6,083
Business promotion	13,776	-	401	-	-	-	-	13,375
Other real estate owned (OREO) expenses	44,816	-	-	-	-	21,957	-	22,859
Restructuring costs	6,174	6,174	-	-	-	-	-	-
Other operating expenses	53,618	-	509	-	-	-	-	53,109
Total operating expenses	363,174	6,174	12,764	-	-	21,957	-	322,279
Income from continuing operations before income tax	63,904	(6,174)	(11,803)	(14,445)	-	(4,391)	(10,887)	111,604
Income tax expense	(533,533)	-	(3,744)	(2,486)	(544,927)	(1,712)	(2,177)	21,513
Income from continuing operations	$597,437	$(6,174)	$(8,059)	$(11,959)	$544,927	$(2,679)	$(8,710)	$90,091
Income from discontinued operations, net of tax	$15	$15	$-	$-	$-	$-	$-	$-
Net income	$597,452	$(6,159)	$(8,059)	$(11,959)	$544,927	$(2,679)	$(8,710)	$90,091
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.
[2] Represents restructuring charges associated with the reorganization of BPNA.
[3] Includes approximately $1.0 million of fees charged for services provided to the alliance co-bidders, including loan servicing and other interim services, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $3.9 million, building rent expense of Doral Bank’s administrative offices for $2.3 million, professional fees and business promotion expenses directly associated with the Doral Transaction and systems conversion for $5.3 million and other expenses, including equipment, business promotions and communications, of $1.3 million.
[4] Represents an other than temporary impairment (“OTTI”) recorded on Puerto Rico government investment securities available- for- sale. These securities had an amortized cost of approximately $41.1 million and a market value of $26.6 million. Based on the fiscal and economic situation in Puerto Rico, together with the government’s recent announcements regarding its ability to pay its debt, the Corporation determined that the unrealized loss, a portion of which had been in an unrealized loss for a period exceeding twelve months, was other than temporary.
[5] Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset amounting to approximately $1.2 billion, at the U.S. operations. Refer to additional details on the Income Taxes section of this earnings release.
[6] Represents the loss on a bulk sale of covered OREOs completed in the second quarter and the related mirror accounting of the 80% reimbursable from the FDIC.
[7] The quarter’s negative amortization of the FDIC’s indemnification asset included a $10.9 million expense related to losses incurred by the Corporation that were not claimed to the FDIC before the expiration of the loss-share portion of the agreement on June 30, 2015, and that are not subject to the ongoing arbitrations.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP
(In thousands)	30-Sep-15	30-Jun-15	Variance
Net interest income	$350,735	$362,553	$(11,818)
Provision for loan losses – non-covered loans	59,442	60,468	(1,026)
Provision (reversal) for loan losses – covered loans [1]	(2,890)	15,766	(18,656)
Net interest income after provision for loan losses	294,183	286,319	7,864
Mortgage banking activities	18,973	21,325	(2,352)
FDIC loss-share income (expense)	1,207	12,396	(11,189)
Other non-interest income	105,717	113,843	(8,126)
Total non-interest income	125,897	147,564	(21,667)
Personnel costs	120,057	117,112	2,945
Net occupancy expenses	20,126	20,977	(851)
Equipment expenses	14,739	15,200	(461)
Professional fees	73,555	73,564	(9)
Communications	6,058	6,083	(25)
Business promotion	12,225	13,375	(1,150)
Other real estate owned (OREO) expenses	7,686	22,859	(15,173)
Other operating expenses	46,314	53,109	(6,795)
Total operating expenses	300,760	322,279	(21,519)
Income from continuing operations before income tax	119,320	111,604	7,716
Income tax expense	25,912	21,513	4,399
Income from continuing operations	$93,408	$90,091	$3,317
Net income	$93,408	$90,091	$3,317
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss-sharing agreements.

Net interest income

  For the quarter ended September 30 2015, the Corporation had net interest income of $350.7 million, compared to net interest income of $362.6 million for the previous quarter. Net interest margin was 4.39%, lower by 15 basis points when compared to the previous quarter’s net interest margin of 4.54%.

The decrease of $11.9 million in the net interest income is mainly related to:

  Lower income from loans acquired in the Westernbank FDIC-assisted transaction (“WB Loans”) by $7.3 million due mainly to lower volume, as the portfolio continues its normal run-off, as well as lower yields. Refer to Table O for a schedule of the accretable yield for WB Loans accounted for under ASC 310-30.
  Lower income from mortgage loans by $4.6 million due to the reversal of $3.8 million of income from FHA-guaranteed loans at BPPR as part of the Corporation’s review of its interest income accrual policy for this portfolio.
  Higher expense on deposits by $2.2 million mainly due to higher cost on equity indexed IRA accounts and lower purchase accounting yield adjustment on time deposits acquired in the Doral Transaction.

These negative variances in net interest income were offset in part by:

  Higher income from commercial loans by $1.6 million due to higher volume of loans at BPNA.
  The impact of one additional day for the quarter ended September 30, 2015, which resulted in an increase of $2.6 million.

BPPR’s net interest income amounted to $303.8 million for the quarter ended September 30, 2015 compared with $316.1 million for the previous quarter. The decrease in net interest income was mainly due to lower income from WB Loans as part of the portfolio run-off and lower income from mortgage loans due to the adjustment to income from FHA loans, as mentioned above, as well as lower volume of commercial loans. Net interest margin for the quarter was 4.75%, a decrease of 17 basis points from the previous quarter. Cost of interest bearing deposits in Puerto Rico was relatively flat at 52 basis points.

BPNA’s net interest income was $62.4 million, compared with $61.9 million for the previous quarter. The increase in the net interest income is mainly driven by commercial loan origination, partially offset by higher cost of time deposits. Net interest margin was 3.91%, compared to 4.03% for the previous quarter, a decrease of 12 basis points mostly due to higher cost of time deposits from lower amortization impact of deposit premium from the Doral Transaction.

Non-interest income

Non-interest income was $131.1 million for the third quarter of 2015, a decrease of $9.7 million when compared with the second quarter of 2015. Excluding the impact of the significant events detailed in the Adjusted Results (Non-GAAP) tables above, non-interest income decreased by $21.7 million when compared to the second quarter of 2015, driven primarily by the following:

  Unfavorable variance in the FDIC loss-share income by $11.2 million due mainly to lower mirror accounting on reimbursable expenses, partially offset by lower amortization of the indemnification asset in the quarter.
  Unfavorable variance in adjustments to indemnity reserves by $6.3 million is mostly due to higher provision for representations and warranties and credit recourse reserves for loans previously sold and the reversal during the second quarter of $1.8 million of the reserve established during the quarter ended March 31, 2013 for certain specific representation and warranties made in connection with BPPR’s bulk sale of commercial and construction loans, and commercial single family real estate owned.
  Lower income from mortgage banking activities by $2.4 million mainly due to higher realized losses on closed derivatives positions, partially offset by higher gain on sale of loans.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	30-Sep-15	30-Sep-14

Income Statement
Interest income on WB loans	$47,982	$55,335	$68,251	$160,909	$232,324
Total FDIC loss-share income (expense)	1,207	19,075	(4,864)	24,421	(84,331)
Provision for loan losses[1]	20,206	15,766	12,463	46,296	49,781
Total revenues less provision for loan losses	$28,983	$58,644	$50,924	$139,034	$98,212

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$665,428	$689,650	$2,654,263
FDIC loss-share asset	311,946	392,947	681,106
FDIC true-up payment obligation	122,527	121,469	126,473
[1] For the quarter ended September 30, 2015, the Corporation recorded a reserve release of $2.9 million for the covered loans portfolio.

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses decreased by $56.3 million when compared with the second quarter of 2015. Excluding the impact of the significant events detailed in the Adjusted Results (Non-GAAP) tables above, operating expenses decreased by $21.5 million compared to the second quarter of 2015, driven primarily by:

  Lower other real estate owned expense by $15.2 million mainly at BPPR as a result of lower write-downs on commercial, construction and mortgage properties and lower losses on sales when compared to the second quarter.
  Lower other operating expenses by $6.8 million mainly due to property tax payments during the second quarter at BPPR by $6.0 million, most of which was related to loss-sharing expense reimbursable by the FDIC; lower provision for unused commitments by $3.9 million; partially offset by an increase in the reserve for mortgage servicing claims of $5.3 million.
  Lower business promotion by $1.2 million mainly due to lower customer affinity program expense at BPPR.

These decreases were partially offset by:

  Higher personnel cost by $2.9 million mainly due to a decrease in the reserve for employee medical expense at BPPR during the second quarter.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $12.7 million for the third quarter of 2015, compared with $52.5 million for the second quarter of 2015. The decrease was principally due to write-downs of $22.0 million related to the bulk sale of OREO completed during the second quarter. Excluding the impact of the bulk sale, non-personnel credit related costs declined by $17.8 million mainly due to lower OREO expenses.

Full-time equivalent employees, including discontinued operations, were 7,840 as of September 30, 2015, compared with 7,980 as of June 30, 2015, and 7,848 as of September 30, 2014.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended September 30, 2015, the Corporation recorded an income tax expense of $22.6 million, compared to an income tax benefit of $533.5 million for the previous quarter. During the quarter ended June 30, 2015, the Corporation recorded a partial reversal of the valuation allowance on its deferred tax assets from the U.S. operations for approximately $544.9 million. On an adjusted basis, the income tax expense for the third quarter of 2015 was $25.9 million, compared to $21.5 million for the previous quarter.

The effective income tax rate for the third quarter of 2015, on an adjusted basis, was 22%, compared to 19% for the previous quarter. The impact of the reversal of the valuation allowance for the 2015 fiscal year is reflected in the effective tax rate of this year, with income tax expense being reduced by the benefit of the reversal each quarter of 2015.

The effective tax rate is impacted by the composition and source of the taxable income. In 2016, the Corporation expects that the effective tax rate for the U.S. operations will be approximately 44%. Adjusting to an effective tax rate of 44% for the U.S. operations, and assuming the same earnings composition of this quarter, the adjusted effective income tax rate for the Corporation’s consolidated results for the third quarter of 2015 would have been 29%.

Credit Quality

Despite challenging economic and fiscal conditions that persist in Puerto Rico, overall asset quality for non-covered loans remained stable in the third quarter of 2015, with moderate quarter-to-quarter volatility in certain credit metrics mostly associated with a small number of large commercial loans.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $81.6 million from the second quarter of 2015, mainly driven by a small number of large commercial loans in the BPPR segment, including a single $49.2 million credit relationship.
  Non-performing loans held-in-portfolio increased by $58.9 million during the quarter ended September 30, 2015, mainly driven by higher commercial and mortgage NPLs of $49.1 million and $12.6 million, respectively. At September 30, 2015, NPLs represented 2.8% of total loans held-in-portfolio, compared to 2.6% in June 30, 2015.
  Net charge-offs amounted to $46.3 million, relatively flat when compared to the second quarter of 2015. The prior quarter included a $5.0 million recovery from the sale of a portfolio of previously charged-off credit cards and auto loans. Excluding this impact in the prior quarter, net charge-offs decreased by $5.1 million, mostly driven by lower commercial NCOs in BPPR. The ratio of net charge-offs to average non-covered loans held-in-portfolio decreased to 0.83% on an annualized basis from 0.89% in the second quarter of 2015. The NCO ratio decline was due to the impact of loans reclassified from the covered portfolio in the prior quarter in the average loan base. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $23.3 million from the second quarter of 2015 to $536.0 million, primarily as a result of higher reserves for commercial loans. The general and specific reserves related to non-covered loans totaled $379.2 million and $156.8 million, respectively, at quarter-end, compared with $373.7 million and $139.0 million, respectively, as of June 30, 2015. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.38% in the third quarter of 2015, compared to 2.29% in the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 84.4%, compared to 89.0% in the previous quarter.
  The provision for loan losses for the third quarter amounted to $69.6 million, increasing by $9.1 million from the previous quarter. Excluding the impact of the $10.1 million impairment on the WB loans that the Corporation has the intent to sell, the provision for the third quarter amounted to $59.5 million, relatively flat to the previous quarter. The provision for the third quarter of 2015 represented 150.2% of net charge-offs, or 128.4% on an adjusted basis, compared to 130.2% in the second quarter of 2015.

Non-Performing Assets
(Unaudited)
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14
Total non-performing loans held-in-portfolio, excluding covered loans	$634,902	$575,997	$621,945
Non-performing loans held-for-sale	47,681	50,875	19,728
Other real estate owned (“OREO”), excluding covered OREO	155,826	142,255	135,256
Total non-performing assets, excluding covered assets	838,409	769,127	776,929
Covered loans and OREO	39,888	37,367	166,533
Total non-performing assets	$878,297	$806,494	$943,462
Net charge-offs for the quarter (excluding covered loans)	$46,302	$46,442	$40,469

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,498,066	$22,435,145	$19,359,216
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.82%	2.57%	3.21%
Allowance for loan losses to loans held-in-portfolio	2.38	2.29	2.69
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	84.42	89.02	83.88

Refer to Table H for additional information.
Provision for Loan Losses

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	30-Sep-15	30-Sep-14
Provision (reversal) for loan losses:
BPPR	$68,755	$60,529	$61,868	$161,197	$190,643
BPNA	813	(61)	6,298	(1,450)	(18,281)
Total provision for loan losses	$69,568	$60,468	$68,166	$159,747	$172,362
Provision (reversal) for loan losses - covered loans	(2,890)	15,766	12,463	23,200	49,781
Total provision for loan losses	$66,678	$76,234	$80,629	$182,947	$222,143
Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-15	30-Jun-15	30-Sep-14
Provision for loan losses	$68,755	$60,529	$61,868
Net charge-offs	47,245	45,146	38,682
Total non-performing loans held-in-portfolio, excluding covered loans	609,469	541,767	592,229
Allowance / non-covered loans held-in-portfolio	2.83%	2.69%	3.09%

	Quarters ended
BPNA	30-Sep-15	30-Jun-15	30-Sep-14
Provision (reversal) for loan losses	$813	$(61)	$6,298
Net charge-offs (recoveries)	(943)	1,296	1,787
Total non-performing loans held-in-portfolio	25,433	34,230	29,716
Allowance / non-covered loans held-in-portfolio	0.68%	0.66%	0.91%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14
Money market, trading and investment securities	$8,321,397	$9,248,978	$7,200,291
Loans not covered under loss-sharing agreements with the FDIC	22,498,066	22,435,145	19,359,216
Loans covered under loss-sharing agreements with the FDIC	665,428	689,650	2,654,263
Assets from discontinued operations	-	-	1,129,053
Total assets	35,530,794	36,750,113	34,099,095
Deposits	26,713,206	27,750,694	24,466,105
Borrowings	2,761,476	3,026,472	3,375,485
Liabilities from discontinued operations	1,800	1,754	1,106,762
Total liabilities	30,481,158	31,800,460	29,800,703
Stockholders’ equity	5,049,636	4,949,653	4,298,392

Total assets decreased by $1.2 billion from the second quarter of 2015 driven by:

  A decrease of $1.1 billion in cash and money market investments mainly at BPPR aligned with the decline in deposits and repayment of borrowings during the quarter.
  A net decrease of $84.1 million in investment securities available-for-sale mainly at BPNA due to a reduction in US agencies by $58.3 million mostly due to maturities and calls and principal pay-downs of agency securities by $46.4 million, partially offset by an increase of $21.4 million of US Treasury securities at BPNA.
  A decrease of $81.0 million in the indemnification asset mainly due to net payments received from the FDIC.

These decreases were partially offset by:

  An increase of $66.3 million in non-covered loans held-in-portfolio due mainly to the origination of commercial loans in the US.

Total liabilities decreased by $1.3 billion from the second quarter of 2015, driven by:

  A decrease of $1.0 billion in deposits reflecting a reduction of $496.4 million in time deposits, mainly due to the use by the Puerto Rico Government of funds held in trust by BPPR at June 30, 2015 for the payment of Puerto Rico General Obligation bonds in July 2015. Brokered certificates of deposit and demand deposits declined by $244.5 million and $234.5 million, respectively, mainly at BPPR. Average deposits declined by $225.4 million when compared with the previous quarter. Refer to Table G for additional information on deposits.
  A decrease of $229.5 million in borrowings mainly due to the maturity of a $300.0 million long-term FHLB advance at BPPR, partially offset by an increase of $70.5 million in FHLB advances at BPNA.

Stockholders’ equity increased by approximately $100.0 million from the second quarter of 2015, mainly as a result of an increase of $69.2 million in retained earnings due to net income for the quarter of $85.6 million, net of a reduction of $15.5 million related to the quarterly cash dividend of $0.15 per share declared on the outstanding common stock and preferred dividends of $0.93 million, and an increase in accumulated other comprehensive income of $29.2 million, principally due to higher unrealized gains on securities available-for-sale.

Common equity tier-1 ratio and tangible book value per share were 16.18% and $42.71, respectively, at September 30, 2015 compared to 15.93% and $41.73 at June 30, 2015. Refer to Table A for capital ratios.

Forward-Looking Statements

The information contained in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2014, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and our other filings with the SEC for a discussion of those factors that could impact our future results. Other than to the extent required by applicable law, the Corporation undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Friday, October 23, 2015 at 10:00 a.m. Eastern Standard Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Monday, November 23, 2015. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10073041.

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

Table P - Restructuring Charges

POPULAR, INC.
Financial Supplement to Third Quarter 2015 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-15	30-Jun-15	30-Sep-14	30-Sep-15	30-Sep-14
Basic EPS from continuing operations	$0.82	$5.80	$0.31	$7.33	$(2.27)
Basic EPS from discontinued operations	$-	$-	$0.29	$0.01	$(1.28)
Total Basic EPS	$0.82	$5.80	$0.60	$7.34	$(3.55)
Diluted EPS from continuing operations	$0.82	$5.79	$0.31	$7.31	$(2.27)
Diluted EPS from discontinued operations	$-	$-	$0.29	$0.01	$(1.28)
Total Diluted EPS	$0.82	$5.79	$0.60	$7.32	$(3.55)
Average common shares outstanding	102,969,214	102,859,591	102,953,328	102,923,018	102,845,402
Average common shares outstanding - assuming dilution	103,150,482	103,102,718	103,152,916	103,137,762	102,845,402
Common shares outstanding at end of period	103,556,285	103,503,014	103,448,206	103,556,285	103,448,206

Market value per common share	$30.23	$28.86	$29.44	$30.23	$29.44

Market capitalization - (In millions)	$3,131	$2,987	$3,046	$3,131	$3,046

Return on average assets	0.95%	6.74%	0.71%	2.89%	(1.35)%
	.
Return on average common equity	6.79%	54.93%	5.75%	22.29%	(10.68)%

Net interest margin [1]	4.39%	4.54%	4.64%	4.50%	4.67%

Common equity per share	$48.28	$47.34	$41.07	$48.28	$41.07

Tangible common book value per common share (non-GAAP)	$42.71	$41.73	$36.24	$42.71	$36.24

Tangible common equity to tangible assets (non-GAAP)	12.65%	11.94%	11.16%	12.65%	11.16%

Tier 1 capital [2]	16.18%	15.93%	16.86%	16.18%	16.86%

Total capital [2]	18.74%	18.50%	18.14%	18.74%	18.14%

Tier 1 leverage [2]	11.75%	11.59%	11.14%	11.75%	11.14%

Common equity to Tier 1 capital [2]	16.18%	15.93%	14.74%	16.18%	14.74%

[1] Not on a taxable equivalent basis.
[2] Ratios for the quarters ending September 30, 2015 and June 30, 2015 were calculated based on Basel III Rules, while ratios for the previous periods were calculated based on the then applicable Basel I rules. Capital ratios for the current quarter are preliminary.

POPULAR, INC.
Financial Supplement to Third Quarter 2015 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Nine months ended

(In thousands, except per share information)	30-Sep-15	30-Jun-15	Q3 2015 vs. Q2 2015	30-Sep-14	Q3 2015 vs. Q3 2014	30-Sep-15	30-Sep-14
Interest income:
Loans	$364,458	$374,133	$(9,675)	$362,592	$1,866	$1,094,222	$1,121,180
Money market investments	2,003	1,845	158	1,007	996	5,294	3,111
Investment securities	31,671	31,297	374	33,154	(1,483)	93,269	102,270
Trading account securities	3,150	3,026	124	4,446	(1,296)	8,872	15,047
Total interest income	401,282	410,301	(9,019)	401,199	83	1,201,657	1,241,608
Interest expense:
Deposits	28,357	26,258	2,099	26,533	1,824	80,479	79,614
Short-term borrowings	2,222	1,863	359	28,955	(26,733)	5,819	46,887
Long-term debt	19,968	19,627	341	19,290	678	58,876	496,896
Total interest expense	50,547	47,748	2,799	74,778	(24,231)	145,174	623,397
Net interest income	350,735	362,553	(11,818)	326,421	24,314	1,056,483	618,211
Provision for loan losses - non-covered loans	69,568	60,468	9,100	68,166	1,402	159,747	172,362
Provision (reversal) for loan losses - covered loans	(2,890)	15,766	(18,656)	12,463	(15,353)	23,200	49,781
Net interest income after provision for loan losses	284,057	286,319	(2,262)	245,792	38,265	873,536	396,068
Service charges on deposit accounts	40,960	40,138	822	40,585	375	120,115	119,181
Other service fees	56,115	59,421	(3,306)	54,839	1,276	169,162	164,125
Mortgage banking activities	24,195	21,325	2,870	14,402	9,793	58,372	21,868
Net gain (loss) and valuation adjustments on investment securities	136	5	131	(1,763)	1,899	141	(1,763)
Other-than-temporary impairment losses on investment securities	-	(14,445)	14,445	-	-	(14,445)	-
Trading account (loss) profit	(398)	(3,108)	2,710	740	(1,138)	(3,092)	3,772
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	-	681	(681)	15,593	(15,593)	602	29,645
Adjustments (expense) to indemnity reserves on loans sold	(5,874)	419	(6,293)	(9,480)	3,606	(9,981)	(27,281)
FDIC loss-share income (expense)	1,207	19,075	(17,868)	(4,864)	6,071	24,421	(84,331)
Other operating income	14,768	17,248	(2,480)	14,278	490	41,808	57,935
Total non-interest income	131,109	140,759	(9,650)	124,330	6,779	387,103	283,151
Operating expenses:
Personnel costs
Salaries	78,193	76,453	1,740	71,166	7,027	227,040	209,353
Commissions, incentives and other bonuses	18,618	24,214	(5,596)	14,738	3,880	61,290	40,699
Pension, postretirement and medical insurance	12,578	9,075	3,503	9,282	3,296	33,666	25,515
Other personnel costs, including payroll taxes	11,474	11,235	239	9,356	2,118	36,302	32,376
Total personnel costs	120,863	120,977	(114)	104,542	16,321	358,298	307,943
Net occupancy expenses	21,277	23,286	(2,009)	21,203	74	66,272	62,830
Equipment expenses	14,739	15,925	(1,186)	12,370	2,369	44,075	35,826
Other taxes	9,951	11,113	(1,162)	15,369	(5,418)	29,638	42,575
Professional fees	77,154	78,449	(1,295)	67,649	9,505	231,131	201,672
Communications	6,058	6,153	(95)	6,455	(397)	18,387	19,565
Business promotion	12,325	13,776	(1,451)	13,062	(737)	36,914	40,486
FDIC deposit insurance	7,300	8,542	(1,242)	9,511	(2,211)	22,240	30,969
Other real estate owned (OREO) expenses	7,686	44,816	(37,130)	19,745	(12,059)	75,571	29,595
Credit and debit card processing, volume, interchange and other expenses	6,449	5,762	687	5,659	790	17,032	16,495
Other operating expenses	19,102	25,320	(6,218)	24,759	(5,657)	56,949	56,781
Amortization of intangibles	3,512	2,881	631	2,026	1,486	8,497	6,077
Restructuring costs	481	6,174	(5,693)	8,290	(7,809)	17,408	12,864
Total operating expenses	306,897	363,174	(56,277)	310,640	(3,743)	982,412	863,678
Income (loss) from continuing operations before income tax	108,269	63,904	44,365	59,482	48,787	278,227	(184,459)
Income tax expense (benefit)	22,620	(533,533)	556,153	26,667	(4,047)	(478,344)	45,807
Income (loss) from continuing operations	85,649	597,437	(511,788)	32,815	52,834	756,571	(230,266)
(Loss) income from discontinued operations, net of tax	(9)	15	(24)	29,758	(29,767)	1,347	(132,066)
Net income (loss)	$85,640	$597,452	$(511,812)	$62,573	$23,067	$757,918	$(362,332)
Net income (loss) applicable to common stock	$84,709	$596,521	$(511,812)	$61,643	$23,066	$755,126	$(365,124)
Net income (loss) per common share - basic:
Net income (loss) from continuing operations	$0.82	$5.80	$(4.98)	$0.31	$0.51	$7.33	$(2.27)
Net income (loss) from discontinued operations	-	-	-	0.29	(0.29)	0.01	(1.28)
Net income (loss) per common share - basic	$0.82	$5.80	$(4.98)	$0.60	$0.22	$7.34	$(3.55)
Net income (loss) per common share - diluted:
Net income (loss) from continuing operations	$0.82	$5.79	$(4.97)	$0.31	$0.51	$7.31	$(2.27)
Net income (loss) from discontinued operations	-	-	-	0.29	(0.29)	0.01	(1.28)
Net income (loss) per common share - diluted	$0.82	$5.79	$(4.97)	$0.60	$0.22	$7.32	$(3.55)
Dividends Declared per Common Share	$0.15	$-	$0.15	$-	$0.15	$0.15	$-

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q3 2015 vs.
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	Q2 2015
Assets:
Cash and due from banks	$320,555	$557,248	$321,914	$(236,693)
Money market investments	2,408,571	3,254,939	1,053,121	(846,368)
Trading account securities, at fair value	137,943	141,595	145,343	(3,652)
Investment securities available-for-sale, at fair value	5,500,931	5,585,078	5,727,766	(84,147)
Investment securities held-to-maturity, at amortized cost	100,295	101,861	112,893	(1,566)
Other investment securities, at lower of cost or realizable value	173,657	165,505	161,168	8,152
Loans held-for-sale, at lower of cost or fair value	171,019	202,287	178,008	(31,268)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,601,271	22,535,008	19,450,677	66,263
Loans covered under loss-sharing agreements with the FDIC	665,428	689,650	2,654,263	(24,222)
Less: Unearned income	103,205	99,863	91,461	3,342
Allowance for loan losses	570,514	550,813	611,375	19,701
Total loans held-in-portfolio, net	22,592,980	22,573,982	21,402,104	18,998
FDIC loss-share asset	311,946	392,947	681,106	(81,001)
Premises and equipment, net	495,103	497,078	497,111	(1,975)
Other real estate not covered under loss-sharing agreements with the FDIC	155,826	142,255	135,256	13,571
Other real estate covered under loss-sharing agreements with the FDIC	35,701	33,504	151,382	2,197
Accrued income receivable	118,044	130,281	116,746	(12,237)
Mortgage servicing assets, at fair value	210,851	206,357	152,282	4,494
Other assets	2,221,054	2,184,907	1,634,819	36,147
Goodwill	504,925	505,435	461,246	(510)
Other intangible assets	71,393	74,854	37,777	(3,461)
Assets from discontinued operations	-	-	1,129,053	-
Total assets	$35,530,794	$36,750,113	$34,099,095	$(1,219,319)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,070,719	$6,305,986	$5,521,415	$(235,267)
Interest bearing	20,642,487	21,444,708	18,944,690	(802,221)
Total deposits	26,713,206	27,750,694	24,466,105	(1,037,488)
Federal funds purchased and assets sold under agreements to repurchase	1,085,765	1,121,244	1,650,712	(35,479)
Other short-term borrowings	1,200	101,200	1,200	(100,000)
Notes payable	1,674,511	1,804,028	1,723,573	(129,517)
Other liabilities	1,004,676	1,021,540	852,351	(16,864)
Liabilities from discontinued operations	1,800	1,754	1,106,762	46
Total liabilities	30,481,158	31,800,460	29,800,703	(1,319,302)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,037	1,037	1,036	-
Surplus	4,200,805	4,199,165	4,171,890	1,640
Retained earnings	993,309	924,134	229,306	69,175
Treasury stock	(5,869)	(5,812)	(3,933)	(57)
Accumulated other comprehensive loss	(189,806)	(219,031)	(150,067)	29,225
Total stockholders’ equity	5,049,636	4,949,653	4,298,392	99,983
Total liabilities and stockholders’ equity	$35,530,794	$36,750,113	$34,099,095	$(1,219,319)

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)
	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	30-Sep-15			30-Jun-15			30-Sep-14			Q3 2015 vs. Q2 2015			Q3 2015 vs. Q3 2014
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$8,667	$36.8	1.70%	$8,575	$36.2	1.69%	$7,501	$38.6	2.06%	$92	$0.6	0.01%	$1,166	($1.8)	(0.36)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	8,769	109.6	4.96	8,776	108.0	4.93	8,239	99.6	4.80	(7)	1.6	0.03	530	10.0	0.16
Construction	681	10.8	6.30	682	10.2	6.02	201	2.5	4.86	(1)	0.6	0.28	480	8.3	1.44
Mortgage	7,072	88.8	5.02	7,175	93.4	5.21	6,646	84.0	5.05	(103)	(4.6)	(0.19)	426	4.8	(0.03)
Consumer	3,811	97.2	10.12	3,823	97.1	10.19	3,905	98.4	10.00	(12)	0.1	(0.07)	(94)	(1.2)	0.12
Lease financing	594	10.0	6.75	583	10.1	6.93	545	9.8	7.20	11	(0.1)	(0.18)	49	0.2	(0.45)
Total loans (excluding WB loans)	20,927	316.4	6.02	21,039	318.8	6.07	19,536	294.3	5.99	(112)	(2.4)	(0.05)	1,391	22.1	0.03
WB loans	2,221	48.0	8.59	2,350	55.3	9.44	2,727	68.3	9.95	(129)	(7.3)	(0.85)	(506)	(20.3)	(1.36)
Total loans	23,148	364.4	6.26	23,389	374.1	6.41	22,263	362.6	6.48	(241)	(9.7)	(0.15)	885	1.8	(0.22)
Total interest earning assets	31,815	$401.2	5.02%	31,964	$410.3	5.14%	29,764	$401.2	5.36%	(149)	($9.1)	(0.12)%	2,051	-	(0.34)%
Allowance for loan losses	(559)			(599)			(629)			40			70
Other non-interest earning assets	4,584			4,212			4,416			372			168
Assets from discontinued operations	-			-			1,473			-			(1,473)
Total average assets	$35,840			$35,577			$35,024			$263			$816

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,742	$4.9	0.34%	$5,507	$4.9	0.36%	$4,876	$3.9	0.32%	$235	$-	(0.02)%	$866	$1.0	0.02%
Savings	7,055	4.1	0.23	7,040	4.1	0.23	6,740	3.7	0.22	15	-	-	315	0.4	0.01
Time deposits	8,158	19.4	0.94	8,530	17.2	0.81	7,569	18.9	0.99	(372)	2.2	0.13	589	0.5	(0.05)
Total interest bearing deposits	20,955	28.4	0.54	21,077	26.2	0.50	19,185	26.5	0.55	(122)	2.2	0.04	1,770	1.9	(0.01)
Borrowings[1]	2,861	22.1	3.09	2,855	21.5	3.01	3,591	27.6	3.06	6	0.6	0.08	(730)	(5.5)	0.03
Total interest bearing liabilities	23,816	50.5	0.84	23,932	47.7	0.80	22,776	54.1	0.94	(116)	2.8	0.04	1,040	(3.6)	(0.10)
Net interest spread			4.18%			4.34%			4.42%			(0.16)%			(0.24)%
Non-interest bearing deposits	6,144			6,247			5,464			(103)			680
Other liabilities	876			991			860			(115)			16
Liabilities from discontinued operations	2			2			1,618			-			(1,616)
Stockholders' equity	5,002			4,405			4,306			597			696
Total average liabilities and stockholders' equity	$35,840			$35,577			$35,024			$263			$816

Adjusted net interest income / margin non-taxable equivalent basis		$350.7	4.39%		$362.6	4.54%		$347.1	4.64%		($11.9)	(0.15)%		$3.6	(0.25)%
Impact of fees related to repos refinancing		-			-			20.7			-			(20.7)
Net interest income / margin non-taxable equivalent basis		$350.7	4.39%		$362.6	4.54%		$326.4	4.36%		($11.9)	(0.15)%		$24.3	0.03%
(1) Borrowing expense for the third quarter of 2014, including the fees related to repos refinancing, was 5.34%.

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Nine months ended			Nine months ended
	30-Sep-15			30-Sep-14			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$8,340	$107.4	1.72%	$7,635	$120.4	2.10%	$705	($13.0)	(0.38)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	8,627	318.5	4.93	8,390	302.6	4.82	237	15.9	0.11
Construction	600	27.1	6.05	187	9.7	6.93	413	17.4	(0.88)
Mortgage	6,989	267.9	5.11	6,676	256.2	5.12	313	11.7	(0.01)
Consumer	3,826	289.8	10.13	3,854	290.1	10.07	(28)	(0.3)	0.06
Lease financing	582	30.1	6.89	545	30.3	7.40	37	(0.2)	(0.51)
Total loans (excluding WB loans)	20,624	933.4	6.05	19,652	888.9	6.04	972	44.5	0.01
WB loans	2,392	160.9	8.99	2,823	232.3	11.00	(431)	(71.4)	(2.01)
Total loans	23,016	1,094.3	6.35	22,475	1,121.2	6.66	541	(26.9)	(0.31)
Total interest earning assets	31,356	$1,201.7	5.12%	30,110	$1,241.6	5.51%	1,246	($39.9)	(0.39)%
Allowance for loan losses	(589)			(624)			35
Other non-interest earning assets	4,288			4,566			(278)
Assets from discontinued operations	-			1,762			(1,762)
Total average assets	$35,055			$35,814			($759)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,413	$14.0	0.35%	$4,837	$11.5	0.32%	$576	$2.5	0.03%
Savings	6,996	12.1	0.23	6,715	10.9	0.22	281	1.2	0.01
Time deposits	8,146	54.4	0.89	7,605	57.2	1.01	541	(2.8)	(0.12)
Total interest bearing deposits	20,555	80.5	0.52	19,157	79.6	0.56	1,398	0.9	(0.04)
Borrowings [1]	2,865	64.7	3.01	3,690	109.0	3.94	(825)	(44.3)	(0.93)
Total interest bearing liabilities	23,420	145.2	0.83	22,847	188.6	1.10	573	(43.4)	(0.27)
Net interest spread			4.29%			4.41%			(0.12)%
Non-interest bearing deposits	6,113			5,499			614
Other liabilities	942			889			53
Liabilities from discontinued operations	2			1,957			(1,955)
Stockholders' equity	4,578			4,622			(44)
Total average liabilities and stockholders' equity	$35,055			$35,814			($759)

Adjusted net interest income / margin non-taxable equivalent basis		$1,056.5	4.50%		$1,053.0	4.67%		$3.5	(0.17)%
Impact of fees related to repos refinancing		-			20.7			(20.7)
Accelerated amortization of TARP discount and related deferred costs		-			414.1			(414.1)
Net interest income/margin non-taxable equivalent basis		$1,056.5	4.50%		$618.2	2.75%		$438.3	1.75%
(1) Borrowing expense for 2014 including the fees related to repos refinancing and the impact of the accelerated TARP amortization was 19.65%.

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q3 2015 vs.	Q3 2015 vs.	Nine months ended		Variance
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	Q2 2015	Q3 2014	30-Sep-15	30-Sep-14	2015 vs. 2014
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$17,020	$14,689	$11,091	$2,331	$5,929	$43,957	$32,397	$11,560
Mortgage servicing rights fair value adjustments	1,038	(1,917)	(2,588)	2,955	3,626	(5,808)	(18,424)	12,616
Total mortgage servicing fees, net of fair value adjustments	18,058	12,772	8,503	5,286	9,555	38,149	13,973	24,176
Net gain on sale of loans, including valuation on loans held-for-sale	9,698	8,022	7,466	1,676	2,232	24,999	22,831	2,168
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(69)	42	13	(111)	(82)	(10)	(725)	715
Realized (losses) gains on closed derivative positions	(3,492)	489	(1,580)	(3,981)	(1,912)	(4,766)	(14,211)	9,445
Total trading account (loss) profit	(3,561)	531	(1,567)	(4,092)	(1,994)	(4,776)	(14,936)	10,160
Total mortgage banking activities	$24,195	$21,325	$14,402	$2,870	$9,793	$58,372	$21,868	$36,504

Other Service Fees				Variance
	Quarters ended			Q3 2015 vs.	Q3 2015 vs.	Nine months ended		Variance
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	Q2 2015	Q3 2014	30-Sep-15	30-Sep-14	2015 vs. 2014
Other service fees:
Debit card fees	$11,288	$11,995	$10,673	$(707)	$615	$34,408	$32,217	$2,191
Insurance fees	14,517	13,606	12,322	911	2,195	40,163	36,447	3,716
Credit card fees	16,879	17,611	17,078	(732)	(199)	50,639	50,146	493
Sale and administration of investment products	5,737	6,601	6,605	(864)	(868)	18,269	20,518	(2,249)
Trust fees	4,403	4,914	4,711	(511)	(308)	13,919	13,740	179
Other fees	3,291	4,694	3,450	(1,403)	(159)	11,764	11,057	707
Total other service fees	$56,115	$59,421	$54,839	$(3,306)	$1,276	$169,162	$164,125	$5,037

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	Q3 2015 vs. Q2 2015	Q3 2015 vs. Q3 2014
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,130,424	$10,004,716	$8,058,714	$125,708	$2,071,710
Construction	692,492	696,010	211,850	(3,518)	480,642
Legacy [1]	67,974	72,502	91,015	(4,528)	(23,041)
Lease financing	606,927	592,816	550,514	14,111	56,413
Mortgage	7,165,479	7,225,823	6,555,337	(60,344)	610,142
Consumer	3,834,770	3,843,278	3,891,786	(8,508)	(57,016)
Total non-covered loans held-in-portfolio	$22,498,066	$22,435,145	$19,359,216	$62,921	$3,138,850
Loans covered under FDIC loss-sharing agreements	665,428	689,650	2,654,263	(24,222)	(1,988,835)
Total loans held-in-portfolio	$23,163,494	$23,124,795	$22,013,479	$38,699	$1,150,015
Loans held-for-sale:
Commercial	$47,447	$48,969	$38,072	$(1,522)	$9,375
Construction	10	1,681	-	(1,671)	10
Legacy [1]	-	-	27,409	-	(27,409)
Mortgage	123,562	151,637	106,832	(28,075)	16,730
Consumer	-	-	5,695	-	(5,695)
Total loans held-for-sale	$171,019	$202,287	$178,008	$(31,268)	$(6,989)
Total loans	$23,334,513	$23,327,082	$22,191,487	$7,431	$1,143,026
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
Deposits - Ending Balances
				Variance
(In thousands)	30-Sep-15	30-Jun-15	30-Sep-14	Q3 2015 vs. Q2 2015	Q3 2015 vs. Q3 2014
Demand deposits [1]	$7,027,672	$7,262,176	$6,326,220	$(234,504)	$701,452
Savings, NOW and money market deposits (non-brokered)	11,178,357	11,177,288	10,251,602	1,069	926,755
Savings, NOW and money market deposits (brokered)	405,903	468,973	386,573	(63,070)	19,330
Time deposits (non-brokered)	6,870,816	7,367,256	5,636,443	(496,440)	1,234,373
Time deposits (brokered CDs)	1,230,458	1,475,001	1,865,267	(244,543)	(634,809)
Total deposits	$26,713,206	$27,750,694	$24,466,105	$(1,037,488)	$2,247,101
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	30-Sep-15	As a % of loans HIP by category	30-Jun-15	As a % of loans HIP by category	30-Sep-14	As a % of loans HIP by category	Q3 2015 vs. Q2 2015	Q3 2015 vs. Q3 2014
Non-accrual loans:
Commercial	$239,397	2.4%	$190,294	1.9%	$252,331	3.1%	$49,103	$(12,934)
Construction	3,605	0.5	5,427	0.8	19,148	9.0	(1,822)	(15,543)
Legacy [1]	4,059	6.0	4,686	6.5	5,648	6.2	(627)	(1,589)
Lease financing	3,091	0.5	2,328	0.4	3,168	0.6	763	(77)
Mortgage	343,410	4.8	330,821	4.6	295,125	4.5	12,589	48,285
Consumer	41,340	1.1	42,441	1.1	46,525	1.2	(1,101)	(5,185)
Total non-performing loans held-in-
portfolio, excluding covered loans	634,902	2.8%	575,997	2.6%	621,945	3.2%	58,905	12,957
Non-performing loans held-for-sale [2]	47,681		50,875		19,728		(3,194)	27,953
Other real estate owned (“OREO”),
excluding covered OREO	155,826		142,255		135,256		13,571	20,570
Total non-performing assets,
excluding covered assets	838,409		769,127		776,929		69,282	61,480
Covered loans and OREO	39,888		37,367		166,533		2,521	(126,645)
Total non-performing assets	$878,297		$806,494		$943,462		$71,803	$(65,165)
Accruing loans past due 90 days or more [3]	$443,497		$435,775		$426,549		$7,722	$16,948
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.82%		2.57%		3.21%
Allowance for loan losses to loans
held-in-portfolio	2.38		2.29		2.69
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	84.42		89.02		83.88
Ratios including covered loans:
Non-performing assets to total assets	2.47%		2.19%		2.77%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.76		2.51		2.89
Allowance for loan losses to loans
held-in-portfolio	2.46		2.38		2.78
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	89.27		94.99		95.96
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Non-performing loans held-for-sale as of September 30, 2015 consisted of $47 million in commercial loans, $10 thousand in construction loan and $224 thousand in mortgage loans (June 30, 2015 - $49 million in commercial loans, $2 million in construction loan and $225 thousand in mortgage loans; September 30, 2014 - $14.7 million in mortgage loans, $427 thousand in commercial loans, $4.6 million in consumer loans and $10 thousand in legacy loans).
[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $159 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2015 (June 30, 2015 - $133 million; September 30, 2014 - $125 million). Furthermore, the Corporation has approximately $71 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (June 30, 2015 - $72 million; September 30, 2014 - $64 million).

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-15			30-Jun-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$179,399	$10,895	$190,294	$264,631	$9,807	$274,438
Plus:
New non-performing loans	91,393	2,125	93,518	17,092	1,386	18,478
Advances on existing non-performing loans	-	6	6	-	383	383
Reclass from covered loans	-	-	-	7,395	-	7,395
Less:
Non-performing loans transferred to OREO	(853)	-	(853)	(3,568)	-	(3,568)
Non-performing loans charged-off	(13,999)	(229)	(14,228)	(51,804)	(399)	(52,203)
Loans returned to accrual status / loan collections	(20,045)	(1,525)	(21,570)	(9,351)	(282)	(9,633)
Loans transferred to held-for-sale	-	-	-	(44,996)	-	(44,996)
Other transfers out of non-performing	-	(7,770)	(7,770)	-	-	-
Ending balance NPLs	$235,895	$3,502	$239,397	$179,399	$10,895	$190,294

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-15			30-Jun-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$4,756	$671	$5,427	$13,214	$-	$13,214
Plus:
New non-performing loans	-	7,745	7,745	-	671	671
Reclass from covered loans	-	-	-	112	-	112
Less:
Non-performing loans transferred to OREO	-	-	-	(2,194)	-	(2,194)
Non-performing loans charged-off	(91)	-	(91)	-	-	-
Loans returned to accrual status / loan collections	(1,060)	(8,416)	(9,476)	(6,376)	-	(6,376)
Ending balance NPLs	$3,605	$-	$3,605	$4,756	$671	$5,427

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-15			30-Jun-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$318,773	$12,048	$330,821	$320,154	$8,461	$328,615
Plus:
New non-performing loans	93,768	5,816	99,584	85,555	11,857	97,412
Reclass from covered loans	-	-	-	568	-	568
Less:
Non-performing loans transferred to OREO	(8,450)	-	(8,450)	(6,103)	(314)	(6,417)
Non-performing loans charged-off	(15,212)	(517)	(15,729)	(7,998)	(319)	(8,317)
Loans returned to accrual status / loan collections	(57,857)	(4,959)	(62,816)	(73,403)	(7,637)	(81,040)
Ending balance NPLs	$331,022	$12,388	$343,410	$318,773	$12,048	$330,821

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-15			30-Jun-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$4,686	$4,686	$-	$2,288	$2,288
Plus:
New non-performing loans	-	649	649	-	3,077	3,077
Advances on existing non-performing loans	-	89	89	-	14	14
Less:
Non-performing loans charged-off	-	(721)	(721)	-	(433)	(433)
Loans returned to accrual status / loan collections	-	(644)	(644)	-	(260)	(260)
Ending balance NPLs	$-	$4,059	$4,059	$-	$4,686	$4,686

Total non-performing loans held-in-portfolio (excluding consumer loans):
	Quarter ended			Quarter ended
	30-Sep-15			30-Jun-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$502,928	$28,300	$531,228	$597,999	$20,556	$618,555
Plus:
New non-performing loans	185,161	16,335	201,496	102,647	16,991	119,638
Advances on existing non-performing loans	-	95	95	-	397	397
Reclass from covered loans	-	-	-	8,075	-	8,075
Less:
Non-performing loans transferred to OREO	(9,303)	-	(9,303)	(11,865)	(314)	(12,179)
Non-performing loans charged-off	(29,302)	(1,467)	(30,769)	(59,802)	(1,151)	(60,953)
Loans returned to accrual status / loan collections	(78,962)	(15,544)	(94,506)	(89,130)	(8,179)	(97,309)
Loans transferred to held-for-sale	-	-	-	(44,996)	-	(44,996)
Other transfers out of non-performing	-	(7,770)	(7,770)	-	-	-
Ending balance NPLs	$570,522	$19,949	$590,471	$502,928	$28,300	$531,228

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	30-Sep-15					30-Jun-15					30-Sep-14
	Non-covered		Covered			Non-covered		Covered			Non-covered		Covered
(Dollars in thousands)	loans		loans	Total		loans		loans	Total		loans		loans	Total
Balance at beginning of period	$512,739		$38,074	$550,813		$516,224		$72,473	$588,697		$526,246		$98,665	$624,911
Provision for loan losses - Continuing operations	69,568		(2,890)	66,678		60,468		15,766	76,234		68,166		12,463	80,629
	582,307		35,184	617,491		576,692		88,239	664,931		594,412		111,128	705,540
Net loans charged-off (recovered):
BPPR
Commercial	9,172		-	9,172		17,059		19,833	36,892		1,011		16,590	17,601
Construction	(2,648)		-	(2,648)		1,721		14,615	16,336		(1,237)		4,066	2,829
Lease financing	894		-	894		973		-	973		1,410		(1)	1,409
Mortgage	15,524		601	16,125		10,739		178	10,917		13,330		1,809	15,139
Consumer	24,303		74	24,377		14,654		679	15,333		24,168		(1,024)	23,144
Total BPPR	47,245		675	47,920		45,146		35,305	80,451		38,682		21,440	60,122

BPNA
Commercial	(1,959)		-	(1,959)		(879)		-	(879)		(893)		-	(893)
Construction	-		-	-		-		-	-		(59)		-	(59)
Legacy [1]	(603)		-	(603)		30		-	30		221		-	221
Mortgage	787		-	787		176		-	176		26		-	26
Consumer	832		-	832		1,969		-	1,969		2,492		-	2,492
Total BPNA	(943)		-	(943)		1,296		-	1,296		1,787		-	1,787
Total loans charged-off - Popular, Inc.	46,302		675	46,977		46,442		35,305	81,747		40,469		21,440	61,909
Balance transferred from covered to non-covered loans [2]	-		-	-		13,037		(13,037)	-		-		-	-
Net (write-downs) recoveries [3]	-		-	-		(30,548)		(1,823)	(32,371)		(32,256)		-	(32,256)
Balance at end of period	$536,005		$34,509	$570,514		$512,739		$38,074	$550,813		$521,687		$89,688	$611,375

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.83%			0.82%		0.89%			1.41%		0.83%			1.12%
Provision for loan losses to net charge-offs [4]	1.50	x		1.42	x	1.28	x		0.92	x	1.39	x		1.11	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.07%			1.04%		1.10%			1.71%		0.98%			1.30%
Provision for loan losses to net charge-offs [4]	1.46	x		1.37	x	1.32	x		0.94	x	1.60	x		1.24	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				(0.08)%					0.12%					0.19%
Provision for loan losses to net charge-offs				N.M.					N.M.					N.M.
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Represents the transfer of covered to non-covered loans at June 30, 2015.
[3] Net write-downs are related to loans sold or reclassified to held-for-sale.
[4] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale.
N.M. - Not meaningful.

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Sep-15
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	financing	Consumer	Total [2]
Specific ALLL		$83,615	$358	$-	$47,545	$634	$24,696	$156,848
Impaired loans	[1]	$391,066	$2,536	$1,188	$462,806	$2,645	$113,865	$974,106
Specific ALLL to impaired loans	[1]	21.38%	14.12%	-%	10.27%	23.97%	21.69%	16.10%
General ALLL		$146,846	$14,393	$2,805	$86,955	$8,457	$119,701	$379,157
Loans held-in-portfolio, excluding impaired loans	[1]	$9,739,358	$689,956	$66,786	$6,702,673	$604,282	$3,720,905	$21,523,960
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.51%	2.09%	4.20%	1.30%	1.40%	3.22%	1.76%
Total ALLL		$230,461	$14,751	$2,805	$134,500	$9,091	$144,397	$536,005
Total non-covered loans held-in-portfolio	[1]	$10,130,424	$692,492	$67,974	$7,165,479	$606,927	$3,834,770	$22,498,066
ALLL to loans held-in-portfolio	[1]	2.27%	2.13%	4.13%	1.88%	1.50%	3.77%	2.38%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2015 the general allowance on the covered loans amounted to $34.5 million.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

30-Jun-15
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	financing	Consumer	Total [2]
Specific ALLL		$68,456	$725	$34	$44,162	$607	$25,027	$139,011
Impaired loans	[1]	$337,577	$3,627	$1,357	$455,834	$2,554	$114,877	$915,826
Specific ALLL to impaired loans	[1]	20.28%	19.99%	2.51%	9.69%	23.77%	21.79%	15.18%
General ALLL		$147,264	$8,262	$3,281	$85,785	$8,553	$120,583	$373,728
Loans held-in-portfolio, excluding impaired loans	[1]	$9,667,139	$692,383	$71,145	$6,769,989	$590,262	$3,728,401	$21,519,319
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.52%	1.19%	4.61%	1.27%	1.45%	3.23%	1.74%
Total ALLL		$215,720	$8,987	$3,315	$129,947	$9,160	$145,610	$512,739
Total non-covered loans held-in-portfolio	[1]	$10,004,716	$696,010	$72,502	$7,225,823	$592,816	$3,843,278	$22,435,145
ALLL to loans held-in-portfolio	[1]	2.16%	1.29%	4.57%	1.80%	1.55%	3.79%	2.29%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2015 the general allowance on the covered loans amounted to $38.1 million.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$15,159	$(367)	$(34)	$3,383	$27	$(331)	$17,837
Impaired loans	$53,489	$(1,091)	$(169)	$6,972	$91	$(1,012)	$58,280
General ALLL	$(418)	$6,131	$(476)	$1,170	$(96)	$(882)	$5,429
Loans held-in-portfolio, excluding impaired loans	$72,219	$(2,427)	$(4,359)	$(67,316)	$14,020	$(7,496)	$4,641
Total ALLL	$14,741	$5,764	$(510)	$4,553	$(69)	$(1,213)	$23,266
Total non-covered loans held-in-portfolio	$125,708	$(3,518)	$(4,528)	$(60,344)	$14,111	$(8,508)	$62,921

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Sep-15
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$83,615	$358	$46,956	$634	$24,221	$155,784
General ALLL non-covered loans	137,352	11,223	83,109	8,457	108,285	348,426
ALLL - non-covered loans	220,967	11,581	130,065	9,091	132,506	504,210
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	34,334	-	175	34,509
ALLL - covered loans	-	-	34,334	-	175	34,509
Total ALLL	$220,967	$11,581	$164,399	$9,091	$132,681	$538,719
Loans held-in-portfolio:
Impaired non-covered loans	$391,066	$2,536	$457,631	$2,645	$111,683	$965,561
Non-covered loans held-in-portfolio, excluding impaired loans	7,130,678	106,142	5,762,764	604,282	3,249,213	16,853,079
Non-covered loans held-in-portfolio	7,521,744	108,678	6,220,395	606,927	3,360,896	17,818,640
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	645,663	-	19,765	665,428
Covered loans held-in-portfolio	-	-	645,663	-	19,765	665,428
Total loans held-in-portfolio	$7,521,744	$108,678	$6,866,058	$606,927	$3,380,661	$18,484,068

30-Jun-15
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$68,456	$725	$43,749	$607	$24,615	$138,152
General ALLL non-covered loans	138,639	5,833	82,428	8,553	109,095	344,548
ALLL - non-covered loans	207,095	6,558	126,177	9,160	133,710	482,700
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	37,815	-	259	38,074
ALLL - covered loans	-	-	37,815	-	259	38,074
Total ALLL	$207,095	$6,558	$163,992	$9,160	$133,969	$520,774
Loans held-in-portfolio:
Impaired non-covered loans	$337,577	$3,627	$450,789	$2,554	$112,733	$907,280
Non-covered loans held-in-portfolio, excluding impaired loans	7,231,433	109,819	5,793,594	590,262	3,282,292	17,007,400
Non-covered loans held-in-portfolio	7,569,010	113,446	6,244,383	592,816	3,395,025	17,914,680
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	3	-	671,074	-	18,573	689,650
Covered loans held-in-portfolio	3	-	671,074	-	18,573	689,650
Total loans held-in-portfolio	$7,569,013	$113,446	$6,915,457	$592,816	$3,413,598	$18,604,330

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$15,159	$(367)	$3,207	$27	$(394)	$17,632
General ALLL non-covered loans	(1,287)	5,390	681	(96)	(810)	3,878
ALLL - non-covered loans	13,872	5,023	3,888	(69)	(1,204)	21,510
General ALLL covered loans	-	-	(3,481)	-	(84)	(3,565)
ALLL - covered loans	-	-	(3,481)	-	(84)	(3,565)
Total ALLL	$13,872	$5,023	$407	$(69)	$(1,288)	$17,945
Loans held-in-portfolio:
Impaired non-covered loans	$53,489	$(1,091)	$6,842	$91	$(1,050)	$58,281
Non-covered loans held-in-portfolio, excluding impaired loans	(100,755)	(3,677)	(30,830)	14,020	(33,079)	(154,321)
Non-covered loans held-in-portfolio	(47,266)	(4,768)	(23,988)	14,111	(34,129)	(96,040)
Covered loans held-in-portfolio, excluding impaired loans	(3)	-	(25,411)	-	1,192	(24,222)
Covered loans held-in-portfolio	(3)	-	(25,411)	-	1,192	(24,222)
Total loans held-in-portfolio	$(47,269)	$(4,768)	$(49,399)	$14,111	$(32,937)	$(120,262)

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Sep-15
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$589	$475	$1,064
General ALLL	9,494	3,170	2,805	3,846	11,416	30,731
Total ALLL	$9,494	$3,170	$2,805	$4,435	$11,891	$31,795
Loans held-in-portfolio:
Impaired loans	$-	$-	$1,188	$5,175	$2,182	$8,545
Loans held-in-portfolio, excluding impaired loans	2,608,680	583,814	66,786	939,909	471,692	4,670,881
Total loans held-in-portfolio	$2,608,680	$583,814	$67,974	$945,084	$473,874	$4,679,426

30-Jun-15
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$34	$413	$412	$859
General ALLL	8,625	2,429	3,281	3,357	11,488	29,180
Total ALLL	$8,625	$2,429	$3,315	$3,770	$11,900	$30,039
Loans held-in-portfolio:
Impaired loans	$-	$-	$1,357	$5,045	$2,144	$8,546
Loans held-in-portfolio, excluding impaired loans	2,435,706	582,564	71,145	976,395	446,109	4,511,919
Total loans held-in-portfolio	$2,435,706	$582,564	$72,502	$981,440	$448,253	$4,520,465

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$(34)	$176	$63	$205
General ALLL	869	741	(476)	489	(72)	1,551
Total ALLL	$869	$741	$(510)	$665	$(9)	$1,756
Loans held-in-portfolio:
Impaired loans	$-	$-	$(169)	$130	$38	$(1)
Loans held-in-portfolio, excluding impaired loans	172,974	1,250	(4,359)	(36,486)	25,583	158,962
Total loans held-in-portfolio	$172,974	$1,250	$(4,528)	$(36,356)	$25,621	$158,961

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Sep-15	30-Jun-15	30-Sep-14
Total stockholders’ equity	$5,049,636	$4,949,653	$4,298,392
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(504,925)	(505,435)	(461,246)
Less: Other intangibles	(71,393)	(74,854)	(37,777)
Total tangible common equity	$4,423,158	$4,319,204	$3,749,209
Total assets	$35,530,794	$36,750,113	$34,099,095
Less: Goodwill	(504,925)	(505,435)	(461,246)
Less: Other intangibles	(71,393)	(74,854)	(37,777)
Total tangible assets	$34,954,476	$36,169,824	$33,600,072
Tangible common equity to tangible assets	12.65%	11.94%	11.16%
Common shares outstanding at end of period	103,556,285	103,503,014	103,448,206
Tangible book value per common share	$42.71	$41.73	$36.24

Popular, Inc.
Financial Supplement to Third Quarter 2015 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	30-Sep-15	30-Jun-15	Variance
Interest income on WB loans	$47,982	$55,335	$(7,353)
FDIC loss-share income (expense):
Amortization of indemnification asset	(3,931)	(31,065)	27,134
80% mirror accounting on credit impairment losses (reversal) [1]	(183)	7,647	(7,830)
80% mirror accounting on reimbursable expenses	6,276	42,730	(36,454)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs,
subject to reimbursement to the FDIC	-	(5,203)	5,203
Change in true-up payment obligation	(1,058)	3,672	(4,730)
Other	103	1,294	(1,191)
Total FDIC loss-share income (expense)	1,207	19,075	(17,868)
Total revenues	49,189	74,410	(25,221)
Provision for loan losses[2]	20,206	15,766	4,440
Total revenues less provision for loan losses	$28,983	$58,644	$(29,661)
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.
[2]	For the quarter ended September 30, 2015, the Corporation recorded a reserve release of $2.9 million for the covered loans portfolio.

Non-personnel operating expenses
	Quarters ended [2]
(In thousands)	[1] 30-Sep-15	30-Jun-15	Variance
Professional fees	$4,606	$5,701	$(1,095)
OREO expenses	2,033	34,262	(32,229)
Other operating expenses	3,842	10,125	(6,283)
Total operating expenses	$10,481	$50,088	$(39,607)
[1]	Includes expenses related to loans subject to the FDIC loss-sharing agreement and loans not subject to the FDIC loss-sharing agreement.
[2]	Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	30-Sep-15	30-Jun-15	Variance
Loans	$2,221	$2,350	$(129)
FDIC loss-share asset	330	391	(61)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	30-Sep-15		30-Jun-15
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,245,924	$2,137,078	$1,258,948	$2,367,096
Accretion	(46,693)	46,693	(53,994)	53,994
Changes in expected cash flows	(53,782)	-	40,970	-
Collections / charge-offs	-	(107,759)	-	(284,012)
Ending balance	1,145,449	2,076,012	1,245,924	2,137,078
Allowance for loan losses - ASC 310-30 loans	-	(64,583)	-	(47,049)
Ending balance, net of allowance for loan losses	$1,145,449	$2,011,429	$1,245,924	$2,090,029

The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $655 million as of September 30, 2015.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Sep-15		30-Jun-15
Balance at beginning of period		$392,947		$409,844
Amortization		(3,931)		(31,065)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		(183)		7,647
Reimbursable expenses to be covered under loss-sharing agreements		6,276		42,730
Net payments from FDIC under loss-sharing agreements		(80,993)		(32,158)
Other adjustments attributable to FDIC loss-sharing agreements		(2,170)		(4,051)
Balance at end of period		$311,946		$392,947

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		30-Sep-15		30-Jun-15
Balance at beginning of period		$28,493		$38,687
Amortization		(3,931)		(31,065)
Impact of lower projected losses		2,805		20,871
Balance at end of period		$27,367		$28,493

POPULAR, INC.
Financial Supplement to Third Quarter 2015 Earnings Release
Table P - Restructuring Charges
(Unaudited)

Restructuring Charges
	Quarters ended
(In thousands)	30-Sep-15	30-Jun-15	Variance

Personnel costs	$496	$2,866	$(2,370)
Net occupancy expenses	208	2,660	(2,452)
Equipment expenses	15	66	(51)
Professional fees	(406)	315	(721)
Other operating expenses	168	267	(99)
Total restructuring costs	$481	$6,174	$(5,693)

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications